Exhibit 10.18

SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES
OF MIDLAND STATES BANCORP, INC.
(Effective July 2011)

R E C I T A L S

Midland States Bancorp, Inc. (the “Company”) desires to assist its directors and executives in their ability to better provide for their own financial future by permitting such directors and executives to defer all or a portion of their current director fees and a portion of their annual salary and any bonus compensation.

The Company desires that such deferrals are to be made without restrictions imposed by those provisions of the Code which apply to tax-qualified retirement plans.

The Company previously adopted the Second Amended and Restated Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. (Effective November 2010) to allow for certain directors and executives to make such deferrals of director fees, salary and bonus compensation.

The Company desires to further amend and restate the Plan in connection with the Company’s initial public offering.

SECTION 1
DEFINITIONS

1.1                                 “Applicable Interest Rate” shall mean with respect to each calendar quarterly period, the average during the then most recently completed calendar quarter of the monthly averages for 20-year U.S. Treasury securities, adjusted to a constant maturity, as published by the Board of Governors of the Federal Reserve System in its “Federal Reserve Statistical Release.”

1.2                                 “Applicable Interest Rate Fund” shall mean a Measurement Fund in which earnings are calculated based on the Applicable Interest Rate.

1.3                                 “Bank” shall mean Midland States Bank, a wholly owned banking subsidiary of the Company.

1.4                                 “Beneficiary” shall mean the person or persons Participant has designated in writing to the Committee to receive benefits under this Plan in the event of the Participant’s death.  If the Participant has not specifically designated any Beneficiary for purposes of the Plan, then the Beneficiary shall become the Participant’s estate.  In the case of the death of the Beneficiary before completion of payments under the Plan to the Beneficiary, then the Beneficiary’s estate shall become entitled to any remaining payments.

1.5                                 “Board” means the Board of Directors of the Company.

1.6                                 “Bonus” shall mean any special and/or discretionary compensation amounts in excess of Salary determined by the Company, the Bank or any member of the Controlled Group to be payable to a Participant with respect to services rendered; provided, however, that the term Bonus shall not include any signing bonus payable to a Participant.

1.7                                 “Cash Subpart Account” shall mean the portion of the Participant’s Deferred Compensation Subaccount that is credited as cash.

1.8                                 “Change in Capital Stock” shall mean any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.

1.9                                 “Change of Control” shall mean the first to occur of the following:

A.                                   Any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Stock;

B.                                     During any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

C.                                     Consummation of:  (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company of all or substantially all the Company’s or the Bank’s assets.

However, in no event shall a Change of Control be deemed to have occurred, with respect to the Participant if the Participant is part of a purchasing group which consummates the

Change of Control transaction.  The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchase company or group (except for (i) passive ownership of less than two percent (2%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change of Control by a majority of the continuing Directors).

In the event that any amount under the Plan constitutes deferred compensation (as defined under Section 409A of the Code), and the settlement of, or distribution of such amount is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a “change in the ownership” or “change in the effective control” of the Company, as permitted under Section 409A of the Code.

1.10                           “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.11                           “Committee” shall mean the Compensation Committee of the Board or any other committee of the Board as may be designated from time to time by the Board, or any designee of either.

1.12                           “Common Stock” shall mean the common stock of the Company.

1.13                           “Company” shall mean Midland States Bancorp, Inc.

1.14                           “Controlled Group” shall mean any and all entities which share common ownership with the Company resulting in a “parent-subsidiary controlled group,” as that term is defined by Code Section 1563(a)(1), or “brother-sister controlled group,” as that term is defined by Code Section 1563(a)(2), or any “combined group,” as that term is defined by Code Section 1563(a)(3).

1.15                           “Deferred Compensation” shall mean: (A) with respect to an Executive (excluding any Inside Director), the sum of his or her Salary and/or Bonus that is the subject of an elective deferral under Section 4.1 of the Plan; (B) with respect to an Inside Director, the sum of his or her Salary, Bonus and/or Director Fees that is the subject of an elective deferral under Section 4.1 of the Plan; and (C) with respect to a Director, his or her Director Fees that are the subject of an elective deferral under Section 4.1 of the Plan.

1.16                           “Deferred Compensation Election Form” or “Form” shall mean the form (as set forth in EXHIBITS B-1 and B-2 to the Plan) which Participants use to defer Salary, Bonus and/or Director Fees and to elect distribution options.

1.17                           “Deferred Compensation Subaccount” shall mean the bookkeeping account established for a Participant under the Plan to which Deferred Compensation with respect to such Participant is credited from time to time, as provided in Section 5.3 of the Plan.  For purposes of this definition, unless otherwise indicated by the Plan, a Deferred Compensation Subaccount shall refer to both the Cash Subpart Account and Stock Subpart Account thereof.

1.18                           “Director” shall mean any person duly elected or appointed and serving as a director of the Company, the Bank or any other member of the Controlled Group and who is not a current employee of the Company, the Bank or any other member of the Controlled Group and has not been an employee of the Company, the Bank or any other member of the Controlled Group for at least one year.

1.19                           “Director Fees” shall mean with respect to a Director the sum of his or her retainer and fees paid to such Director for services rendered in the capacity of a Director.

1.20                           “Disability” shall mean with respect to a Participant, that the Participant: (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of such Participant’s employer, as determined in accordance with Section 409A(a)(2)(C) of the Code and the Treasury Regulations thereunder.

1.21                           “Distributable Amount” of a Participant’s subaccounts with respect to a Plan Year shall mean the sum of the vested balance of the subaccounts in a Participant’s Deferred Compensation Subaccount and Matching Contribution Subaccount with respect to such Plan Year subject to the rules of Section 7 of the Plan.

1.22                           “Election Period” with respect to a Plan Year shall mean the period designated by the Committee; provided, however, that such period shall be no less than ten (10) business days.  The Election Period with respect to a Plan Year shall end not later than the last day of the prior Plan Year; provided, however, that, in the case of a Participant who first becomes eligible to participate in the Plan during a Plan Year, the Election Period may be the thirty (30) day period commencing on the date such Participant first becomes eligible to participate in accordance with Section 409A(a)(4)(B)(ii) of the Code and the Treasury Regulations thereunder.

1.23                           “Eligible Executive” shall mean any Executive who is selected by the Committee to participate in the Plan, including any Executive who is also an Inside Director.

1.24                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.25                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.26                           “Executive” shall mean any officer or other employee of the Company, the Bank or any other member of the Controlled Group whom the Committee, in its sole discretion, determines is a member of a select group of management or highly compensated employees.

1.27                           “Fair Market Value” means, on any date, the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which the shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to the shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and in accordance with Sections 422 and 409A of the Code.

1.28                           “Inside Director” shall mean a Director of the Company, the Bank or any other member of the Controlled Group who is an employee of the Company, the Bank or any other member of the Controlled Group and is also an Eligible Executive.

1.29                           “Matching Contribution Subaccount” shall mean the bookkeeping account established for a Participant under Section 5.4 of the Plan to which the Company’s Matching Contributions under Section 4.2 of the Plan are credited from time to time.

1.30                           “Measurement Fund” shall mean one or more of the investment funds selected by the Committee.

1.31                           “Participant” shall mean a Director, an Inside Director or an Eligible Executive who has been selected by the Committee to participate in the Plan, and who has elected to participate in the Plan.

1.32                           “Participation Certificate” shall mean that agreement (as set forth in EXHIBIT A to the Plan) entered into by a Participant and the Company prior to participation in the Plan.

1.33                           “Payment Date” shall mean, unless otherwise designated by the Participant on his or her Deferred Compensation Election Form, the last day of the calendar month following the date of the Participant’s Separation from Service.

1.34                           “Plan” shall mean the Second Amended and Restated Deferred Compensation Plan for Directors and Executives of Midland States Bancorp, Inc., as set forth herein and as amended from time to time.

1.35                           “Plan Year” shall mean the twelve (12) consecutive month period beginning on each January 1 and ending on each December 31.

1.36                           “Retirement” shall mean the cessation of the services of a Director for any reason other than death or Disability, provided such Director is at least 70 years of age.

1.37                           “Rule 701” means Rule 701 promulgated under the Securities Act.

1.38                           “Salary” shall mean the regular annual base compensation paid by the Company, the Bank or any other member of the Controlled Group to an Eligible Executive (without regard to any reduction thereof pursuant to the Plan, any 401(k) plan or Code Section 125 flexible benefits plan maintained by the Company, the Bank or any other member of the Controlled Group), exclusive of Bonus and any other incentive payments made by the Company, the Bank or any other member of the Controlled Group to such Eligible Executive.

1.39                           “Securities Act” shall mean the Securities Act of 1933, as amended.

1.40                           “Separation from Service” shall mean a Participant’s Termination, if such Termination is a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code.

1.41                           “Stock Subpart Account” shall mean the portion of the Participant’s Deferred Compensation Subaccount that is credited as Stock Units.

1.42                           “Stock Units” shall mean the number of shares of Common Stock (carried to four decimal places) credited to a Participant’s Deferred Compensation or Matching Contribution Subaccount in accordance with the provisions of Sections 5.3 and 5.4 of the Plan; provided, however, that in the event of a Change in Capital Stock, the Stock Units then credited to a Participant’s Deferred Compensation and Matching Contribution Subaccounts shall be appropriately adjusted, based on the Committee’s directions, to account for the change in number of issued and outstanding shares of Common Stock.  Any Stock Units or Common Stock credited to a Participant’s Deferred Compensation or Matching Contribution Subaccount shall, to the extent required by law or as otherwise deemed advisable by the Committee, be issued under the Midland States Bancorp, Inc. Amended and Restated 2010 Long-Term Incentive Plan.

1.43                           “Stock Unit Election” shall mean the election by a Director (with respect to Director Fees) or an Inside Director (with respect to Director Fees, but not with respect to Salary or Bonus) to designate all or any portion of such Participant’s Director Fees to constitute Stock Units to be allocated to the Stock Subpart Account portion of his or her Deferred Compensation Subaccount.

1.44                           “Subaccount” means the accounts established for each Participant pursuant to Section 5.1, consisting of a Deferred Compensation Subaccount (comprised of a Cash Subpart Account and a Stock Subpart Account) and a Matching Contribution Subaccount.

1.45                           “Termination” shall mean: (A) for any Participant who is an employee, ceasing to be an employee of the Company, the Bank and each member of the Controlled Group for reasons other than death or Disability; (B) for any Director Participant, ceasing to be a Director of the Company, the Bank and each other member of the Controlled Group for reasons other than death or Disability; or (C) for any Inside Director Participant, ceasing to be both an employee and Director of the Company, the Bank and each other member of the Controlled Group.

1.46                           “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from: (A) an illness or accident of the Participant, or the Participant’s spouse, Beneficiary, or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code); (B) loss of the Participant’s property due to casualty; or (C) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, as determined by the Committee, in its sole discretion, based on the relevant facts and circumstances and as provided for in Treasury Regulations §1.409A-3(i)(3) or any successor provision.

1.47                           “Voting Stock” shall mean that class (or classes) of Common Stock entitled to vote in the election of the Company’s directors.

SECTION 2
ELIGIBILITY AND PARTICIPATION

2.1                                 Eligibility.  Individuals eligible to participate in the Plan shall consist of the Directors and Eligible Executives of the Company, the Bank or any other member of the Controlled Group.

2.2                                 Participation.  Participation in the Plan by Eligible Executives shall be determined by the Committee, in its sole discretion, and shall be subject to the terms and conditions of the Plan, the Deferred Compensation Election Form and the Participation Certificate; provided, however, that all Directors shall be eligible to participate in the Plan without discretion on the part of the Committee.  All Participants in the Plan shall, prior to participation, execute a Participation Certificate.

Upon becoming a Participant in the Plan, a Participant shall continue to participate in the Plan until such time as (A) the Participant ceases to be a Director and/or an Eligible Executive, as the case may be, or (B) the Committee takes action to terminate the Eligible Executive’s right to continued participation in the Plan.  Should an individual cease to be a Participant under this Section 2.2 while still employed by or serving as a Director of the Company, the Bank or any other member of the Controlled Group, any payment to Participant will be made in accordance with the provisions of Section 7.1 upon the Participant’s Separation from Service.

SECTION 3
ADMINISTRATION

3.1                                 General Powers Of Administration.  The Plan shall be administered by the Committee.  The Committee is authorized to construe and interpret the Plan and promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan.  Subject to the terms and conditions of the Plan, the Committee, in its sole discretion, shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, determining the Eligible Executives and correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistencies, in the Plan.

The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Eligible Executives (but not Directors), whether or not such Eligible Executives are similarly situated.

Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming any Plan benefits under or through any Participants.

3.2                                 Indemnification.  The Company will indemnify and hold harmless the Committee, any Director or any employee charged with duties associated with the Plan against any cost or expense (including, without limitation, attorneys’ fees) or liability (including, without limitation, any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

SECTION 4
DEFERRAL AND MATCHING CONTRIBUTIONS

4.1                                 Deferred Compensation.  Participants may defer all or a portion of their Salary and/or Bonus, in the case of Eligible Executives (including Inside Directors), or Director Fees, in the case of Directors (including Inside Directors), earned during any calendar year, in accordance with the following provisions.

A.                                        Deferral Election.  To defer compensation during any particular year, Participants must execute a Deferred Compensation Election Form and file such Form with the Committee.

B.                                          Timing of Election.  Deferral elections by Participants shall be completed and filed with the Committee during the Election Period.

C.                                          Content of Deferral Elections.  The following shall apply to all deferral elections:

(i)                                          All deferral elections shall contain a statement that the Participant elects to defer all or a portion of such Participant’s Director Fees or Salary and/or Bonus, as the case may be, for a specified calendar year, that is earned and becomes payable to the Participant after the filing of such deferral election and, with respect to a Director, including an Inside Director, that portion of such Participant’s Deferred Compensation to constitute Stock Units;

(ii)                                       Except for the provisions of subsection (iii) below, any deferral election shall only apply to the Director Fees or Salary and/or Bonus, as the case may be, that is attributable to the Participant’s services rendered to the Company during the calendar year for which such election is made (whether or not such compensation is actually paid and received in such calendar year);

(iii)                                    If a Participant is currently deferring Director Fees or Salary and/or Bonus and fails to complete and return a Form prior to January 1 of the calendar year to which such Form is to be effective, then the deferral election made by the Participant on the most recently filed Form shall be considered effective for the new calendar year; and

(iv)                                   A Participant may terminate a deferral election for any calendar year by filing with the Committee written notice of such termination prior to January 1 of the calendar year in which such termination is to become effective, whereupon a Participant shall not be entitled to participate in the Plan for such calendar year.  Such a Participant may, however, participate in the Plan effective for the calendar year following the calendar year in which such termination becomes effective in the same manner as prescribed in the Plan.

4.2                                 Matching Contributions.  Provided the Participant is then serving as a Director or Inside Director and has elected to defer all (but not less than all) of his or her Director Fees relative to service for the Board or a board of directors of a Controlled Group member in the form of Stock Units pursuant to Section 4.1C(i), on the first business day of each calendar quarter, or such other time as may be determined by the Committee in its sole discretion, the Company shall credit to the Participant’s Matching Contribution Subaccount, pursuant to Section 5.4, a contribution equal to 25% of such Participant’s Director Fees deferred under the Plan by the Participant during the preceding quarter (or other such period).  No matching contributions shall be made with respect to Salary or Bonus.

SECTION 5
PLAN SUBACCOUNTS

5.1                                 Establishment of Plan Subaccounts.  The Company shall establish one or more Subaccounts for each Participant, including (A) a Deferred Compensation Subaccount, consisting of a Cash Subpart Account and, in the case of Directors and Inside Directors who so elect, a Stock Subpart Account, and (B) a Matching Contribution Subaccount.

5.2                                 Election of Measurement Funds In Cash Subpart Account.  In the manner designated by the Committee, Participants may elect one or more Measurement Funds to be used to determine the additional amounts to be credited to their Cash Subpart Account. The Committee shall select from time to time, in the Committee’s sole discretion, the Measurement Funds to be available under the Plan.

Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his Cash Subpart Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Cash Subpart Account shall not be considered or construed in any manner as an actual investment of his Cash Subpart Account in any such Measurement Fund. In the event that the Company, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Cash Subpart Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Company. The Participant shall at all times remain an unsecured creditor of the Company.

A.                                        Investment Elections.  Participants may designate how their Cash Subpart Accounts, if any, shall be deemed to be invested under the Plan.

(i)                                          Such Participants may make separate investment elections for their future deferrals, and the existing balances of their Cash Subpart Accounts.

(ii)                                       Such Participants may make and change their investment elections by choosing from the Measurement Funds designated by the Committee in accordance with the procedures established by the Committee.

(iii)                                    Except as otherwise designated by the Committee, the available Measurement Funds under Section 5.2A(i) above shall generally be the same as, or similar to, investment funds under the Company’s 401(k) plan (excluding any brokerage account option).

(iv)                                   If a Participant fails to elect a Measurement Fund under this Section, he shall be deemed to have elected the Applicable Interest Rate Fund for his Cash Subpart Account.

B.                                          Continuing Investment Elections.  Participants who have had a Termination but not yet commenced distributions under the Plan or Participants who are receiving installment payments may continue to make investment elections pursuant to subsection A. above, as applicable, except as otherwise determined by the Committee.

5.3                                 Credit to Deferred Compensation Subaccount.  A Deferred Compensation Subaccount shall be created for each Participant, to which all Deferred Compensation shall be credited.

A.                                        Initial Credit to Deferred Compensation Subaccount.  Each Participant’s Deferred Compensation Subaccount shall be credited no less frequently than the first business day of each calendar quarter with an amount equal to the sum of the Deferred Compensation deferred by the Participant during the preceding calendar quarter in accordance with Section 4.1 of the Plan.

(i)                                          Credit to Cash Subpart Account.  The actual dollar amount of Deferred Compensation as to which no Stock Unit Election has been deferred shall initially be credited as cash to the Participant’s Cash Subpart Account.

(ii)                                       Credit to Stock Subpart Account.  The dollar amount of the Deferred Compensation as to which (and to the extent that) a Stock Unit Election has been made shall be credited as Stock Units, the number of which shall be calculated by dividing the dollar amount deferred by the Fair Market Value of the Common Stock as of the date such Deferred Compensation is credited to the Participant’s Stock Subpart Account.

B.                                          Earnings Credit to Subaccount.  The Cash Subpart Account and Stock Subpart Account (if any) of the Participant’s Deferred Compensation Subaccount shall be credited with earnings amounts equal to the following.

(i)                                          Earnings Credit to Stock Subpart Account.  On the first business day of each calendar quarter, an amount equal to the sum of the cash dividends that would have been payable on all Stock Units then allocated to the Participant’s Stock Subpart Account had such Stock Units then been converted to shares of Common Stock and distributed to the Participant immediately prior to last business day of the immediately preceding calendar quarter, shall be credited to such Participant’s Stock Subpart Account, whereupon the dollar amount of such cash dividends shall be converted into Stock Units by dividing such dollar amount by the Fair Market Value of the Common Stock as of the first business day of such calendar quarter.

(ii)                                       Earnings Credit to Cash Subpart Account.  Each Cash Subpart Account shall be divided into separate investment fund subaccounts, each of which corresponds to a Measurement Fund elected by the Participant.  The performance of each elected Measurement Fund (either positive or negative) shall be determined by the Committee, based on the performance of the Measurement Funds themselves.  A Participant’s Cash Subpart Account shall be credited or debited on each December 31st, or more frequently as determined by the Committee, based on the performance of each Measurement Fund selected by the Participant, as though (a) a Participant’s Cash Subpart Account and the underlying separate investment fund subaccounts were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, as of the close of business on the first business day of such period, at the closing price on such date, (b) the portion of the Participant’s Deferred Compensation that was actually deferred during any period were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, no later than the close of business on the first business day after the day on which such amounts are actually deferred, at the closing price on such date, and (c) any withdrawal or distribution made to a Participant that decreases such Participant’s Cash Subpart Account ceased being invested in the Measurement Fund(s), in the percentages applicable to such period, no earlier than one business day prior to the distribution, at the closing price on such date.

The Committee shall establish and maintain, with respect to a Participant’s Cash Subpart Account, an additional subaccount with respect to each Plan Year, to which shall be credited the amount equal to the portion of the Participant’s Deferred Compensation for such Plan Year, debited by amounts equal to distributions to and withdrawals made by the Participant and adjusted for investment earnings and losses as described herein.

5.4                                 Matching Contribution Subaccount.  Each Participant’s Matching Contribution Subaccount shall be credited no less frequently than the first business day of each calendar quarter with an amount equal to the Company’s contributions made in accordance with Section 4.2 of the Plan.  The dollar amount of such Company contributions shall be converted into Stock Units by dividing such dollar amount by the Fair Market Value of the Common Stock as of the date such Deferred Compensation is credited, which shall be credited to the Participant’s Stock Subpart Account.

SECTION 6
VESTING OF PLAN SUBACCOUNTS

6.1                                 Vesting.  Subject to 10.12 below, a Participant’s Subaccounts shall vest in accordance with the following.

A.                                        Deferred Compensation Subaccount.  A Participant’s Deferred Compensation Subaccount shall at all times be 100% vested.

B.                                          Matching Contribution Subaccount.  The respective portion of a Participant’s Matching Contribution Subaccount credited in a Plan Year shall vest in accordance with the following schedule:

At End of Year	Vested Percentage
1	25%
2	50%
3	75%
4	100%

Notwithstanding the above vesting schedule under Section 6.1B, upon the following events, a Participant’s Matching Contribution Subaccount shall become 100%

vested: (i) the death or Disability of the Participant; (ii) a Change of Control of the Company; or (iii) the Participant’s Retirement.

SECTION 7
PAYMENT TO PARTICIPANTS

7.1                                 General Rule. Each Participant shall make a separate distribution election with respect to each Plan Year for which such Participant elects to defer Salary, Bonus or Director Fees.  A Participant’s distribution election with respect to a Plan Year shall apply to each subaccount in his Deferred Compensation Subaccount and Matching Contribution Subaccount.  A Participant’s Deferred Compensation Election Form with respect to a Plan Year shall specify the Payment Date and the form of distribution of his or her Distributable Amount with respect to such Plan Year.  The Deferred Compensation Election Form must be filed with the Committee during the Election Period with respect to such Plan Year, and any such elections shall be irrevocable once the Plan Year begins.  Any distribution to a Participant pursuant to the Plan shall be made or commence on such Participant’s Payment Date.

The limitations under this subsection shall be applied in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

A.                                        Normal Form.  Except as provided in paragraph B below, a Participant’s Distributable Amount with respect to each Plan Year shall be paid to the Participant in a single lump sum in cash on the Participant’s Payment Date.

B.                                          Optional Forms.  Instead of receiving his Distributable Amount with respect to each Plan Year in the form of a single lump sum, the Participant may elect an optional form of payment (on the Deferred Compensation Election Form) at the time of his deferral election for such Plan Year.  The Participant may elect on his or her timely executed and filed Deferred Compensation Election Form to receive his Distributable Amount in equal annual installments in cash over a period of from two (2) to fifteen (15) years beginning on the Participant’s Payment Date.  The payment of such Participant’s Distributable Amount with respect to each Plan Year shall be made or commence on such Participant’s Payment Date.

All installment payments made under the Plan shall be determined in accordance with the annual fractional payment method, calculated as follows: the balance of the Participant’s Subaccounts with respect to a Plan Year shall be calculated as of the date of distribution.  The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due to the Participant.  By way of example, if the Participant elects 10 annual installments for the distribution of his or her Subaccounts with respect to a Plan Year, the first payment shall be 1/10 of the balance of such Subaccounts calculated as described in this paragraph.  The following year, the payment shall be 1/9 of the balance of the Participant’s Subaccounts, calculated as described in this paragraph.  The final distribution shall be based on 100% of the balance of the Participant’s Subaccounts as of the date of distribution.  Each annual installment shall be paid on the last business day of the applicable year.

7.2                                 Death Before Payment Of Benefits.  Should a Participant die before the balance of the Participant’s Deferred Compensation and Matching Contribution Subaccounts have been paid to the Participant, any remaining payments will be made to the Participant’s Beneficiary in the same form and manner as they would have been made to the Participant under the provisions of Section 7.1 of the Plan.

7.3                                 Distributions In Cases Of Hardship.  Notwithstanding the provisions of Section 7.1 of the Plan, the Committee may, in its sole discretion, choose to permit a Participant to withdraw amounts from his or her Deferred Compensation Subaccount upon a showing by such Participant that an Unforeseeable Emergency has occurred.  Such distribution shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency, and no more than one withdrawal will be permitted from a Participant’s Deferred Compensation Subaccount during any calendar year.

The dollar amount of any withdrawal shall reduce the value of both the Participant’s Cash Subpart Account and Stock Subpart Account.  To determine the cash value of the Participant’s Stock Subpart Account on the date of withdrawal of funds, the number of Stock Units credited on the date of withdrawal of funds shall be multiplied by the Fair Market Value of the Common Stock as of such date.  To determine the value of the Participant’s Cash Subpart Account on the date of withdrawal of funds, the cash amount credited to such Cash Subpart Account on such date shall be utilized.

Any amounts distributed to a Participant pursuant to an Unforeseeable Emergency shall be considered to be taxable wages to the Participant in the calendar year of withdrawal.

7.4                                 Prohibition on Acceleration of Distributions.  The time or schedule of payment of any withdrawal or distribution under the Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Section 409A of the Code.

SECTION 8
PARTICIPANT STATEMENTS

8.1                                 Annual Participant Statements.  Within a reasonable period of time following the end of each calendar year, each Participant shall be provided with a statement showing the balances (vested and nonvested) in the Participant’s Deferred Compensation and Matching Contribution Subaccounts.

8.2                                 Termination of Participant’s Service.  Within 30 days following the date of the Participant’s Termination (for any reason), the Participant shall be provided with a statement showing the vested balances of his or her Deferred Compensation and Matching Contribution Subaccounts as of the date of such Termination.

SECTION 9
AMENDMENT OR TERMINATION OF PLAN

Any amendment to this Plan shall be made pursuant to a duly adopted resolution of the Board; provided, however, that if such amendment directly or indirectly affects the benefits payable under the Plan, such amendment must be mutually agreed to in writing by a Participant (or, in the event that such Participant is deceased at the date of amendment, the Beneficiary).

SECTION 10
GENERAL PROVISIONS

10.1                           Participant’s Rights Unfunded.  The Plan at all times shall be unfunded as defined under provisions of the Code.  The right of any Participant or Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of the Company in the event of the Company’s insolvency or bankruptcy.  The Company may implement a form of trust arrangement (known generally as a “rabbi trust”) to hold the Company assets which will be used to make payments to the Participant (or any Beneficiary) under the terms of the Plan.  Such trust arrangement will not be a “funded” arrangement under the provisions of the Code.

10.2                           Independence Of Other Benefit Arrangements.  Participation in the Plan shall in no way restrict or otherwise impact Participant’s participation in any other welfare benefit plan, employment or other contract, deferred compensation arrangement, equity participation plan or any other form of retirement benefit arrangement sponsored by the Company.

10.3                           No Secured Guarantee Of Benefits.  In the event of the insolvency or bankruptcy of the Company, Participant shall remain a general creditor of the Company with respect to any benefits payable under the Plan, and nothing contained in the Plan shall constitute a secured guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder in the event of the Company’s insolvency or bankruptcy.

10.4                           No Enlargement Of Rights.  No Participant shall have any right to receive a distribution of any benefits under the Plan except in accordance with the terms of the Plan.  Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or any other member of the Controlled Group, whether as an employee, officer or director.

10.5                           Spendthrift Provision.  No interest of any person or entity in, or right to receive a distribution under the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

10.6                           Applicable Law.  The Plan shall be construed and administered under the laws of the State of Illinois.

10.7                           Severability.  In the event that any of the provisions of the Plan are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (ii) the validity and enforceability of the remaining provisions of the Plan will not be affected thereby.

10.8                           Incapacity Of Recipient.  If any person entitled to a distribution under the Plan is deemed by the Committee to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Plan, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing towards or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan with respect to such payment.

10.9                           Successors.  The terms and conditions of the Plan will be binding on the Company’s and Participant’s successors, heirs and assigns (herein, “Participant Successors” and “the Company Successors”).

10.10                     Unclaimed Benefits.  Participant shall keep the Company informed of his or her current address and the current address of his or her Beneficiary.  The Company shall not be obligated to search for the whereabouts of any person.  If the location of any Participant is not made known to the Company within a one (1) year period after the date on which payment is to be made under the provisions of Section 7.1, then payment may be made by the Company to the Beneficiary instead.  If, within one (1) additional year after such initial one (1) year period, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall use its reasonable best efforts to distribute all unclaimed benefits to the estate or other representative of the Participant.

10.11                     Limitations on Liability.  Participant and any other person claiming benefits under the Plan shall be entitled under this Plan only to those payments provided in accordance with the provisions of the Plan (“Payment Claims”).  With the exception of the provisions of Section 10.13 of the Plan, neither the Company, the Company Successor nor any individual acting as an employee or agent of the Company or the Company Successor, shall be liable to Participant or any other person for any other claim, loss, liability or expense under this Plan not directly related to a Payment Claim.

10.12                     Forfeiture Of Benefits.  Notwithstanding any other provision of the Plan, should Participant engage in theft, fraud or embezzlement causing significant property damage to the Company, then any benefits payable to such Participant under the Plan will automatically be forfeited.  The determination of theft or embezzlement will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision.  In any determination of forfeiture pursuant to this Section 10.12, the Participant will be given the opportunity to refute any such decision by the Board, but the Board’s decision on the matter will be considered final and binding on Participant and all other parties.

10.13                     Payment Of Attorneys’ Fees, Court Costs, And Interest On Loss Of Benefits.  Should either the Company or the Company Successor or a Participant bring an action at law (or through arbitration) in order that the Plan’s terms be enforced, then the party prevailing in the action at law (or through arbitration) shall be entitled to reimbursement from the losing party for reasonable attorneys’ fees, court costs and other similar amounts expended in the enforcement of the terms of the Plan.  In addition, should the prevailing party be Participant, he or she shall also be entitled to interest on any delayed payments, with such interest computed at the Applicable Interest Rate.

10.14                     Withholding.  There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government.  The Participants, any Beneficiaries and personal representatives shall bear any and all federal, foreign, state, local, income or other taxes imposed on amounts paid under the Plan.

10.15                     Participants Bound By Terms Of The Plan.  Each Participant shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan.  Such terms and consent shall also apply to and be binding upon any Beneficiaries, personal representatives and other Participant Successors of each Participant.  Each Participant shall receive a copy of the Plan.

10.16                     Rule 701.  It is the intent of the Board in establishing the Plan that the offering and sale of any securities to a Participant hereunder be exempt from any applicable registration requirements of the Securities Act, pursuant to Rule 701.  Accordingly, notwithstanding anything to the contrary contained herein, any offer or sale of securities hereunder shall be subject to any applicable limitations set forth in Rule 701, and any and all constructions of this Plan by the Committee shall be consistent with the requirements of Rule 701.

10.17                     No Distribution of Fractional Shares.  Notwithstanding the credit of fractional interest in Stock Units in a Participant’s Stock Subpart Account, no fractional shares or interests shall be distributed to a Participant.  Rather, such Participant shall be entitled to receive cash for such fractional shares or interest in an amount equal to the value thereof, determined with reference to the then per share Fair Market Value of the Common Stock.

10.18                     Effective Date Of The Plan.  The most recent amendment and restatement of the Plan shall be effective as of the first business day after adoption by the Board (with the actual date to be reflected in the final Plan document attached to the resolutions as presented in the corporate record).

SECTION 11
CLAIMS PROCEDURES

11.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within one hundred-eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

11.2                           Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days; provided that claims based on Disability shall be considered within forty-five (45) days, unless, within such time, the Committee notifies the Claimant in writing that an extension is required pursuant to Labor Regulation 2560.503-1 (up to ninety (90) days for non-Disability claims and thirty (30) days for Disability claims).  Once a decision is made, the Committee shall notify the Claimant in writing:

A.                                        That the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

B.                                          That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to the understood by the Claimant:

(i)                                          the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                       the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                                    a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)                                   an explanation of the claim review procedure set forth in Section 11.3 below, including the Claimant’s right to bring a civil action under Section 502(a) of ERISA as described in Section 11.5 below.

11.3                           Review of a Denied Claim.  Within sixty (60) days (one hundred-eighty (180) days for a claim based on Disability) after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s’ duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

A.                                        may review pertinent documents;

B.                                          may submit written comments or other documents; and/or

C.                                          may request a hearing, which the Committee, in its sole discretion, may grant.

11.4                           Decision on Review.  The Committee shall render its decision on review promptly, and not later than sixty (60) days (forty-five (45) days for a claim based on Disability) after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred-twenty (120) days after such date; provided that this period shall include up to one (1) forty-five (45)-day extension for claims based on Disability.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

A.                                        specific reasons for the decision;

B.                                          specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

C.                                          such other matters as the Committee deems relevant.

11.5                           Legal Action.  A Claimant’s compliance with the foregoing provisions of this Section 11 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

EXHIBIT A

SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES
OF MIDLAND STATES BANCORP, INC.
(Effective July 2011)

PARTICIPATION CERTIFICATE

THIS PARTICIPATION CERTIFICATE certifies that the Compensation Committee of the Board of Directors of Midland States Bancorp, Inc. has selected                                                                 (“Participant”) as a Participant in the Second Amended and Restated Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. (the “Plan”), with all of the rights and privileges appurtenant thereto.

By signing this Certificate in the space provided below, Participant acknowledges having received a copy of the Plan and having read and reviewed the terms and provisions thereof.

Dated as of the                day of                                              , 20      .

MIDLAND STATES BANCORP, INC.

By:

Title:

Received by Participant the day of , 20 .

[Name of Participant]

Address

City, State and Zip Code

EXHIBIT B-1

[For Directors, with respect to Director Fees]

SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES
OF MIDLAND STATES BANCORP, INC.
(Effective July 2011)

DEFERRED COMPENSATION ELECTION FORM

Pursuant to the Second Amended and Restated Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions in conjunction with my service as a Director.  Unless the context clearly requires otherwise, capitalized terms herein shall have the same meanings as ascribed to them under the Plan.

•                  To defer Director Fees otherwise payable to me for the 20         Plan Year in the aggregate amount of ☐ all or ☐ $                          .

Of the amount deferred,                      shall be allocated to the Stock Subpart Account of my Deferred Compensation Subaccount and                            shall be allocated to the Cash Subpart Account of my Deferred Compensation Subaccount.

I understand that no Matching Contributions will be credited unless all of my Director Fees are deferred and allocated to the Stock Subpart Account of my Deferred Compensation Subaccount.

•                  Timing of Distributions (Participant Payment Date) (select one):

☐            Date Certain Election:  For all deferrals for the 20         Plan Year, I elect payment on the last day of                  (month)                  (year), or

☐            Separation from Service:  For all deferrals for the 20         Plan Year, I elect payment only upon a Separation from Service, or

☐            I elect payment on earlier of the last day of                (month)                  (year) or upon a Separation from Service.

•                  Method of Distribution (select one):

☐            Monthly Installments over                years (minimum of 2, maximum of 15).

☐            Lump-sum.

The elections specified above (if any) will continue in effect for future years until revoked.

Date:

Signature

Print Name

EXHIBIT B-2

[For Executives, including Inside Directors, with respect to Salary and/or Bonus Only]

SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES
OF MIDLAND STATES BANCORP, INC.
(Effective July 2011)

DEFERRED COMPENSATION ELECTION FORM

Pursuant to the Second Amended and Restated Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions in conjunction with my employment with                                         .  Unless the context clearly requires otherwise, capitalized terms herein shall have the same meanings as ascribed to them under the Plan.

•                  Deferrals:

☐            Salary otherwise payable to me for the 20         Plan Year in the  aggregate amount of ☐ all, or  ☐ $                          , or ☐                           % thereof, and/or

☐            Bonus otherwise payable to me for the 20         Plan Year in the aggregate amount of ☐ all, or ☐  $                          , or ☐                           % thereof.

•                  Timing of Distributions (Participant Payment Date) (select one):

☐            Date Certain Election:  For all deferrals for the 20         Plan Year, I elect payment on the last day of                  (month)                  (year), or

☐            Separation from Service:  For all deferrals for the 20         Plan Year, I elect payment only upon a Separation from Service, or

☐            I elect payment on earlier of the last day of                (month)                  (year) or upon a Separation from Service.

•                  Method of Distribution (select one):

☐            Monthly installments over                years (minimum of 2, maximum of 15).

☐            Lump-sum.

The elections specified above (if any) will continue in effect for future years until revoked.

I understand that neither my participation in the Plan nor my election deferral of all or any portion of my Bonus shall affect in any manner my right to continued employment with my employer or guarantee that I will receive a Bonus for any year.

Date:

Signature

Print Name

EXHIBIT B-3

SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES
OF MIDLAND STATES BANCORP, INC.
(Effective July 2011)

BENEFICIARY DESIGNATION FORM

Pursuant to the Second Amended and Restated Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby designate the following persons as my beneficiaries to receive all amounts held for me under the Plan which have not been paid to me at the date of my death:

Primary Beneficiary(ies):

Name:	Name:

Relationship:	Relationship:

Percentage:	Percentage:

Secondary Beneficiary(ies)

Name:	Name:

Relationship:	Relationship:

Percentage:	Percentage:

The designation of beneficiaries specified above (if any) will continue in effect for future years until revoked.

Date:

Signature

Print Name

EXHIBIT B-4

SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES
OF MIDLAND STATES BANCORP, INC.
(Effective July 2011)

REQUEST FOR HARDSHIP WITHDRAWAL

Pursuant to the Second Amended and Restated Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby request a hardship withdrawal from the balance in my Deferred Compensation Subaccount relative to the                Plan Year in the amount of $                                 as a result of the occurrence of an Unforseeable Emergency, as more particularly described on the page attached hereto.

Date:

Signature

Print Name